UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): February 10, 2009

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

4336 Losee Road, Suite 5

North Las Vegas, Nevada 89030

(Address of principal executive office and zip code)

(775) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 4.01	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On February 3, 2009 Archon Corporation (the “Company”), through its Audit Committee, recommended the retention of the public accountancy firm of De Joya Griffith & Company, LLC (the “Accountants”) to the Board of Directors of Archon Corporation for the current fiscal year and the Company has approved of the retention recommendation made by the Audit Committee. The actual decision to retain the Accountants was made on February 10, 2009. The Accountants will replace the firm of Piercy Bowler Taylor & Kern.

The Accountants maintain primary offices in the City of Henderson, Nevada, which is located near the City of North Las Vegas where the Company’s offices are located, and the Accountants will act as the Company’s independent registered accountants and provide the services described below in the next paragraph. The Company has not previously utilized the services of this accounting firm during the past two years.

The Accountants were selected after consideration by the Audit Committee of the Company of the ongoing accounting costs of audit and accounting services to the Company. This selection will result in the conclusion of audit services of the former accountants, Piercy Bowler Taylor & Kern, as of the end of the prior fiscal year and the release of Piercy Bowler Taylor & Kern from further services to the Company and the cessation of the auditor-client relationship and the dismissal of Piercy Bowler Taylor & Kern effective with its February 9, 2009 letter to the Company. The De Joya firm will conduct the audit of the Company’s financial statements and review the SEC disclosure filings for the current fiscal year (commencing on October 1, 2008 and ending on September 30, 2009).

Attached as Exhibit 99.1 is a letter by the Company confirming the appointment of the accountancy firm of De Joya, Griffith & Company, LLC.

Attached as Exhibit 99.2 is a letter from Piercy Bowler Taylor & Kern confirming, pursuant to Item 304(a)(1) and 304(a)(3) of Regulation S-K, that Piercy Bowler Taylor & Kern agrees with the following representations of the Company: (a) that no report of Piercy Bowler Taylor & Kern, made on behalf of the Company, and during the prior two years, contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles; (b) that during the prior two most recent fiscal years (and any subsequent interim periods and through the date of dismissal), there were no known disagreements with the Company on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Piercy Bowler Taylor & Kern, would have caused Piercy Bowler Taylor & Kern to refer to the disagreement(s) in connection with any report it may be required to issue; and, (c) that Piercy Bowler Taylor & Kern is aware of no reportable event(s) regarding the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following Exhibit is furnished herewith:

Exhibit Number	Description

99.1	Letter dated February 10, 2009 regarding the retention of the firm of De Joya Griffith & Company.

99.2	Letter from the accountancy firm of Piercy Bowler Taylor & Kern dated March 10, 2009 stating agreement with Form 8-K/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/S/ PAUL W. LOWDEN
Paul W. Lowden CEO, President and Chairman of the Board

Dated: March 10, 2009